UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

InNexus Biotechnology, Inc.
(Exact name of Registrant as specified in its charter)

British Columbia	98-0505769
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

13208 East Shea Boulevard, Suite 200
The Mayo Clinic MCCRB Building
Scottsdale, Arizona 85259
(Address, including zip code of Registrant's principal executive offices)

InNexus Biotechnology Inc. Stock Option Plan
(Full title of the plan)

Jeff Morhet, Chief Executive Officer
13208 East Shea Boulevard, Suite 200
The Mayo Clinic MCCRB Building
Scottsdale, Arizona 85259
(480) 862-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

In accordance with the undertaking of InNexus Biotechnology, Inc. (the "Registrant") set forth in its Registration Statement on Form S-8 (File No. 333-138835) filed with the Securities and Exchange Commission (the "SEC") on November 17, 2006 (the "Registration Statement") relating to the issuance of up to 5,170,247 shares of the Registrant's common stock, no par value ("Common Stock"), pursuant to the Registrant's Stock Option Plan (the Plan"), the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 3,667,083 shares of Common Stock that might be issued pursuant to the Plan. Pursuant to the Plan, 1,503,164 shares of Common Stock have been issued. The Registrant is delisting its Common Stock from the OTCBB and deregistering its Common Stock under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through the filing of a Form 15-F with the SEC on December 30, 2009. Because the Registrant will no longer be filing reports pursuant to the Exchange Act, the Registrant is deregistering the remaining shares of Common Stock that may be issued pursuant to its Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this 30th day of December, 2009.

INNEXUS BIOTECHNOLOGY, INC.

By: /s/ Jeff Morhet
Jeff Morhet
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Jeff Morhet	President, Chief Executive Officer and Director	December 30, 2009
Jeff Morhet	(Principal Executive Officer and Director)

/s/ David Petulla	Chief Financial Officer	December 30, 2009
David Petulla	(Principal Accounting Officer)

/s/ Leroy Chiao	Director	December 30, 2009
Leroy Chiao

/s/ David Warden	Director	December 30, 2009
David Warden

/s/ Raymond Mullaney	Director	December 30, 2009
Raymond Mullaney